EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 134 to Registration Statement No. 002-27962 on Form N-1A of our reports dated as indicated on the attached Appendix A, relating to the financial statements and financial highlights of the Funds and Portfolios listed on the attached Appendix A, certain of the funds constituting Eaton Vance Special Investment Trust (the Trust), appearing in the Annual Reports on Form N-CSR of the Trust for the period ended October 31, 2013, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

February 26, 2014

Appendix  A

Eaton Vance Special Investment Trust

Report Date

Funds/Portfolio:

December 23, 2013

Eaton Vance Bond Fund

December 23, 2013

Bond Portfolio

December 23, 2013

Eaton Vance Short Duration Real Return Fund (formerly, Eaton Vance Short Term Real Return Fund)